UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):   March 20, 2009

Buckeye Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-9356	23-2432497
(State or Other	(Commission File	(I.R.S. Employer
Jurisdiction of	Number)	Identification No.)
Incorporation)

Five TEK Park 9999 Hamilton Blvd.
Breinigsville, Pennsylvania		18031
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:   (610) 904-4000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On March 20, 2009, Buckeye GP LLC (the “General Partner”), the general partner of Buckeye Partners, L.P. (the “Partnership”), completed its previously announced solicitation of consents of the Partnership’s unitholders to approve the terms of the 2009 Long-Term Incentive Plan of Buckeye Partners, L.P. (the “Incentive Plan”). The Partnership’s unitholders voted to approve and adopt the Incentive Plan.

Of the 48,372,346 limited partnership units (“LP Units”) outstanding as of the record date, 31,653,262 LP Units, or 65.43%, were voted prior to the expiration date.  Holders of 24,727,910 LP Units, or 51.11% of the total LP Units outstanding, voted in favor of the Incentive Plan. Holders of 5,972,539 LP Units, or 12.34% of the total LP Units outstanding, voted against the Incentive Plan and holders of 952,813 LP Units, or 1.96% of the total LP Units outstanding, abstained. There were no broker non-votes.

Description of the Incentive Plan

General.  The Incentive Plan provides for the grant of Phantom Units, Performance Units and in certain cases Distribution Equivalent Rights which provide the participant a right to receive payments based on distributions made by the Partnership.  Phantom Units are notional LP Units that are subject to service-based restrictions or other conditions established by the Compensation Committee of the Board of Directors of the General Partner (the “Compensation Committee”) in its discretion.  Phantom Units entitle a participant to receive an LP Unit upon vesting.  Performance Units are notional LP Units that are subject to the attainment of one or more Performance Goals, as provided below, and which entitle a participant to receive LP Units upon vesting.  Distribution Equivalent Rights are rights to receive a per-LP Unit cash distribution, paid by the Partnership on its LP Units.

Administration.    The Incentive Plan is administered by the Compensation Committee or one or more subcommittees as the Compensation Committee delegates.  Subject to the provisions of the Incentive Plan, the Compensation Committee is authorized to interpret the Incentive Plan, to prescribe, amend and rescind rules and regulations relating to the Incentive Plan, to determine the terms and provisions of restrictions relating to grants under the Incentive Plan and to make all other determinations necessary or advisable for the orderly administration of the Incentive Plan.

Eligibility.    Persons eligible to receive grants under the Incentive Plan are (i) officers and employees of the Partnership, the General Partner and any of their affiliates and (ii) independent members of the Board of Directors of the General Partner or of MainLine Management LLC, which is the general partner of Buckeye GP Holdings L.P. (“BGH”), which is the parent company of the General Partner.  Such employees must be in a position to significantly participate in the development and implementation of the strategic plans for the Partnership and to contribute materially to the continued growth and development of the Partnership and to its future financial success as determined by the Compensation Committee in its sole discretion.  Independent directors are members of the applicable Board of Directors who are “independent,” as defined in the Corporate Governance Guidelines of the Partnership or of BGH.  Eligibility for participation in the Incentive Plan is determined in the sole discretion of the Compensation Committee, but the General Partner currently estimates that the class of employees who would be determined eligible for 2009 would be no more than 85 employees. The General Partner and

MainLine Management LLC each currently has three independent directors, including one independent director who serves on both Boards.

Units Available for Grants.    The number of LP Units that may be granted under the Incentive Plan may not exceed 1,500,000, subject to certain adjustments, as provided below under “Adjustments Provisions.”  With regard to grants to any one individual in a calendar year, the number of LP Units that may be issued under the Incentive Plan will not exceed 100,000.  If LP Units are forfeited, terminated or otherwise not paid in full, the LP Units will again be available for purposes of the Incentive Plan.

Grant of Units.    Phantom Units or Performance Units may be granted to participants at any time and from time to time as may be determined by the Compensation Committee.  The Compensation Committee may establish a program pursuant to which Phantom Units or Performance Units may be awarded at the election of a participant in lieu of cash compensation.  Phantom Units or Performance Units may be granted with or without Distribution Equivalent Rights.  LP Units issued or transferred pursuant to awards of Phantom Units or Performance Units may be issued or transferred for consideration or for no consideration, and will be subject to all requirements set forth in the applicable grant letter.

Distribution Equivalent Rights.    Under the Incentive Plan, the Compensation Committee may grant Distribution Equivalent Rights in connection with grants of Phantom Units or Performance Units under the Incentive Plan.  Distribution Equivalent Rights will be credited to a bookkeeping account as a dollar amount or in the form of LP Units.  Distribution Equivalent Rights may be paid in cash or in LP Units, as determined by the Compensation Committee in its discretion.  Except as otherwise determined by the Compensation Committee or as set forth in a grant letter:

•    Distribution Equivalent Rights will be paid on Phantom Units, whether vested or unvested, as soon as practicable following the payment of a distribution made by the Partnership on its LP Units.

•    Distribution Equivalent Rights will be paid on Performance Units at the same time and under the same conditions as the underlying Performance Units are paid.

Adjustment Provisions.    If there is any change in the number or kind of LP Units by reason of a LP Unit distribution, spinoff, recapitalization, LP Unit split, or combination or exchange of LP Units; by reason of a merger, reorganization, consolidation or reclassification; by reason of any other extraordinary or unusual event affecting the outstanding LP Units as a class without our receipt of consideration, or if the value of outstanding LP Units is substantially reduced as a result of a spinoff or our payment of any extraordinary distribution, the maximum number of LP Units available for grants, the limit on the number of LP Units for which any individual may receive pursuant to grants in any year, the kind and number of LP Units covered by outstanding grants, the kind and number of LP Units to be issued or issuable under the Incentive Plan, and the applicable market value of outstanding grants will be required to be equitably adjusted by the Compensation Committee to reflect any increase or decrease in the number of, or change in the kind or value of, issued LP Units to preclude, to the extent practicable, the enlargement or dilution of rights and benefits under the Incentive Plan and such outstanding grants.

Vesting.    Unless a different vesting schedule is established by the Compensation Committee in a grant letter, Phantom Units will vest pursuant to a three year cliff vesting schedule based on the years of service of a participant after the date of grant, and Performance Units will vest based on the achievement of Performance Goals over a three-year performance period.  The Compensation Committee may also provide for the vesting of Phantom Units based on the acceptance of employment or commencement of employment with the General Partner, the Partnership or an affiliate of either.

Performance Goals.    When Performance Units are granted, the Compensation Committee will establish in writing Performance Goals either before the beginning of the performance period or, if during a performance period, no later than the earlier of 90 days after the beginning of the performance period or the date on which 25% of the performance period has elapsed.  The Performance Goals may be based on financial or operational criteria, including, but not limited to, the following: EBITDA, LP Unit price, earnings per LP Unit, net earnings, operating earnings, total capital spending, maintenance capital spending, return on assets, total return to the Partnership’s unitholders, return on equity, growth in assets, cash flow, market share, distribution growth, distributable cash flow, relative performance of the Partnership as compared to peer companies, or strategic business criteria, such as meeting specified revenue goals, business expansion goals, cost targets or goals relating to acquisitions or divestitures.

Change of Control.    In the event we experience a change of control while a participant is employed by, or providing services to, the General Partner, the Partnership or an affiliate and (i) the participant is terminated without cause during the eighteen-calendar-month period following a change of control or (ii) the participant resigns for good reason during or shortly after such period, a participant’s Phantom Units (and any unpaid Distribution Equivalent Rights) will immediately vest and be paid within the 30-day period following the termination of employment and Performance Units (and any associated Distribution Equivalent Rights) will vest and be paid based on a payout performance multiplier of 100% within the 30-day period following the termination of employment.  A “change of control” means:

•      the sale or disposal by the Partnership of all or substantially all of its assets; or

•      the merger or consolidation of the Partnership with or into another partnership, corporation, or other entity, other than a merger or consolidation in which the Partnership’s unitholders immediately prior to such transaction retain at least a fifty percent (50%) equity interest in the surviving entity; or

•      the occurrence of one or more of the following events:

•      the General Partner ceases to be the sole general partner of the Partnership;

•      BGH ceases to own and control, directly or indirectly, 100% of the outstanding equity interests of the General Partner;

•      MainLine Management LLC ceases to be the sole general partner of BGH; or

•      BGH GP Holdings, LLC ceases to own and control, directly or indirectly,

100% of the outstanding equity interests of MainLine Management LLC;

provided, however, that none of the four events described above will constitute a change of control if, following such event, either ArcLight Capital Partners, LLC and its affiliates (“ArcLight”) or Kelso & Company and its affiliates (“Kelso”) possess, or both ArcLight and Kelso collectively possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Partnership, whether through the ownership of voting securities, by contract, or otherwise; or

•      the failure of ArcLight and Kelso collectively to possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Partnership, whether through the ownership of voting securities, by contract, or otherwise.

Non-transferability; Limitation of Rights.    A participant’s right and interest under a grant may not be assigned or transferred.  The granting of any award does not create any rights in the participant with respect to the participant’s continued employment with the Partnership, the General Partner and any affiliates.

Amendment or Termination.    The Compensation Committee may amend or terminate the Incentive Plan at any time and may amend outstanding awards issued under the Incentive Plan as long as such termination or amendment would not adversely affect the rights of a participant with respect to awards at the time outstanding under the Incentive Plan.  The Compensation Committee shall not, without the approval of the Partnership’s unitholders, amend the Incentive Plan to (i) materially increase the maximum number of LP Units which may be issued under the Incentive Plan, (ii) materially increase the benefits accruing to individuals who participate in the Incentive Plan, or (iii) materially modify the eligibility requirements for the grant of LP Units under the Incentive Plan.

The Incentive Plan is being filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01               Financial Statements and Exhibits.

(c)           Exhibits.

10.1         2009 Long-Term Incentive Plan of Buckeye Partners, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUCKEYE PARTNERS, L.P.

By:	Buckeye GP LLC,
its General Partner

	By:	WILLIAM H. SCHMIDT, JR.
William H. Schmidt, Jr.
Vice President, General Counsel, and Secretary

Dated: March 23, 2009

Exhibit Index

Exhibit

10.1	2009 Long-Term Incentive Plan of Buckeye Partners, L.P.